Exhibit 10.13

FORM OF INTERIM TRANSITION AGREEMENT

THIS AGREEMENT is dated the          day of                          2014

BETWEEN:

(1)                                 POLAR STAR REALTY TRUST INC. (“PSRT”) being a corporation incorporated under the laws of Maryland with its U.S. principal office located at One World Financial Center, Suite 2200, New York, New York 12801, United States of America; and

(2)                                 OBLIGO INVESTMENT MANAGEMENT AS (“OIM”) being a limited liability company (AS) incorporated in Norway and having its registered office/seat of business located at 1 Bolette Brygge, Oslo 0252, Norway, each of PSRT and OIM being a “party” and collectively referred to as the “parties”.

WHEREAS

(A)                               OIM carries out certain management roles for certain funds that it administers.

(B)                               Two of the funds that OIM administers will contribute their entire assets into PSRT and receive ownership interests in PSRT.  Two other funds are contributing assets to PSRT.  All four of these funds had fund administration and investment management functions undertaken by OIM.

(C)                               As OIM has certain of its management team joining PSRT and in order to ensure a smooth transition from administration and investment management of the funds by PSRT, the parties enter into this agreement as follows.

It is agreed between the parties as follows:

1.                                      DEFINITIONS

1.1                               The definitions contained herein shall have the meanings ascribed to them in this Agreement unless the context otherwise requires:

1.1.1                     “Agreement” means this Interim Transition Agreement between PSRT and OIM (as defined below) and shall include Schedule A;

1.1.2                     “Closing Date” means the closing date of the Initial Public Offering of PSRT;

1.1.3                     “OIM” shall have the meaning set forth in the preamble to this Agreement;

1.1.4                     “PSRT” shall have the meaning set forth in the preamble to this Agreement and such term shall include the subsidiary or subsidiaries of PSRT as nominated by PSRT;

1.1.5                     “Services” shall mean the services described in Schedule A;

1.1.6                     “Term” shall mean the term of this Agreement which shall, unless extended by written agreement between the parties signed by all parties, mean not more than 36 months from the date of this Agreement, provided that the term for Transitional Services shall be for such shorter period that such Transitional Services are necessary;

1.1.7                     “Transitional Services” shall include such services as are described in Schedule B hereto.

1.2                               For the purposes of construction the following shall apply:

1.2.1                     Use of the singular shall include the plural;

1.2.2                     Use of the masculine shall include the feminine;

1.2.3                     Titles and headings are for ease and convenience of reference only and do not form part of this Agreement;

1.2.4                     Any schedules to this Agreement shall be construed as if they were an integral part of this Agreement to the same extent as if the entire contents of the schedules had been set forth in their respective entirety within the body of this Agreement;

1.2.5                     In the event of any inconsistency between the body of this Agreement and any schedule, then that  schedule shall prevail;

1.2.6                     References to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules shall be references to the same within the body of this Agreement.

2.                                      SERVICES AND TRANSITIONAL SERVICES

2.1                               PSRT accepts that an affiliate and members of the  management team, members of such team shall be permitted to provide the Transitional Services to OIM for a period of up to one-year. This shall be contemplated in the employment contracts with the respective management team members.

2.2                               OIM shall provide the  Services to PSRT.

2.3                               As compensation for the Services, PSRT shall pay to OIM an annual fee equal to USD750,000 (“PSRT Annual Fee”) due and payable in equal quarterly payments of USD187,500.  Such amount shall be pro-rated if this Agreement is terminated during the course of a calendar year.  Payments shall be made on the first day of each calendar month.

2.4                               All fees are exclusive of VAT (if any).

2.5                               Neither of the parties shall have an obligation to reimburse the other party or its affiliates for the salary, bonus, benefit and other compensation costs of the personnel of the other party and its affiliates who provide Services or Transitional Services respectively.  Neither party shall make any compensatory payments of any kind (whether in cash or otherwise) to personnel of the other party.

3.                                      CONFIDENTIALITY

3.1                               Other than where it is compelled by law or as required by regulation or stock exchange rule, during the Term and for a period of one (1) year thereafter, each party shall not use or permit the use of (without the prior written consent of the other parties) and shall, and shall cause its consultants, advisors and representatives to keep confidential, all information (other than information that is in the public domain) concerning any other party (or their respective subsidiaries, holding companies, affiliates or representatives) received pursuant to or in connection with this Agreement.

3.2                               With respect to any confidential information each party agrees as follows:

3.2.1                     It shall use the same degree of care in safeguarding the information as it uses to safeguard its own information which must be held in confidence and, in any event, no less a standard than a reasonable person would apply to keeping similar information confidential;

3.2.2                     Upon the discovery of any inadvertent disclosure or unauthorized use of the information, or upon obtaining notice of such a disclosure or use from any other person or entity, it shall take reasonable actions to prevent any further or other inadvertent disclosure or unauthorized use; and

3.2.3                     Neither Party will disclose or permit disclosure of any non-public information regarding the other Party.

4.                                      TERM

4.1                               This Agreement shall commence on the Closing Date and shall continue for the Term.

4.2                               PSRT agrees and acknowledges that all obligations of OIM to provide the Services shall immediately cease upon the termination or expiration of this Agreement.  PSRT acknowledges that it is their obligation to replace the Services with permanent services or obtaining replacement services (where required) in respect of any Services terminated in accordance with the provisions of this Agreement and OIM has no liability for any failure on the part of PSRT to implement or obtain such replacement or permanent service.

4.3                               This Agreement may be terminated prior to the expiration of the Term by:

4.3.1                     An agreement in writing signed by all of the parties;

4.3.2                     Upon thirty (30) days prior written notice by the aggrieved party to the defaulting party regarding a material breach of payment obligations hereunder unless the breach is cured by full payment within such time period;

4.3.3                     With immediate effect, if a petition for voluntary or involuntary bankruptcy is filed or pursuant to any other insolvency law which makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property;

4.3.4                     Upon a material breach (no non-payment), unless the breach is cured within thirty (30) days following written notice from the non-defaulting party of the material breach; or

4.3.5                     Notwithstanding the foregoing, at any time, PSRT shall have the right after the second anniversary of the signing of this Agreement, upon payment of a fee of USD375,000 to OIM to terminate OIM’s obligation to provide the Services without further obligation or compensation to OIM. This termination right shall, however, imply that PSRT is obligated to arrange for the Services following such termination at its own expense  The other clauses of this Agreement shall survive the termination.

4.4                               Upon termination of the entire Agreement in accordance with clause 4.3, each party shall immediately return any books, records and accounts relating to the other party.

4.5                               Without prejudice to the survival of the other agreements between the parties, the following obligations shall survive the termination of this Agreement: Clause 3 (Confidentiality).

5.                                      MISCELLANEOUS

5.1                               This Agreement shall constitute the entire agreement between the parties regarding the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

5.2                               This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

5.3                               Notices shall be made by personally serving the other parties at the respective addresses set out below:

For OIM:

Obligo Investment Management AS
1 Bolette Bygge
Oslo 0252, Norway

Attention-For PSRT:

Polar Star Realty Trust Inc.
Attention:  Robert Washington
One World Financial Center
Suite 2200, New York, New York 12801

5.4                               The failure of any party to require strict performance by any party of any provision in this Agreement will not waive or diminish that party’s right to demand strict performance thereafter of that or any other provision.

5.5                               This Agreement may not be modified or amended except by an agreement in writing signed by all of the parties hereto.

5.6                               This Agreement shall not be assignable, in whole or in part, directly or indirectly, except so that PSRT may assign this Agreement to a subsidiary of PSRT provided PSRT following such assignment continues to be joint obligated and liable for all obligations herein.

5.7                               The provisions to this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

5.8                               This Agreement is solely for the benefit of the parties hereto and does not confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

5.9                               This Agreement shall be governed by and construed in accordance with the Laws of Norway and the Courts of Norway shall have exclusive jurisdiction to decide all matters with regard to this Agreement.

5.10                        In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, unlawful or unenforceable in any respect, the validity, legality, lawfulness and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby.  The parties shall endeavor to replace the invalid, illegal, unlawful or unenforceable provision with valid provisions, the economic effect of which replicates, to the extent practicable, that of the invalid, illegal, unlawful or unenforceable provisions.

5.11                        Nothing in this Agreement creates a relationship of partnership or creates the relationship of principal and agent or joint venture between the parties. The Individuals (as defined in schedule B) shall have no rights to claim employment by OIM or in any way be deemed as employees of OIM.

5.12                        Other than as expressly set out in this Agreement, any amounts due or to become due hereunder shall not be subject to reduction or setoff for any liability of any nature between the parties.

Executed by:

POLAR STAR REALTY TRUST INC.

By:
Name:
Title:

OBLIGO INVESTMENT MANAGEMENT AS

By:
Name:
Title: